INVESTORS
                                  SAVINGS BANK


--------------------------------------------------------------------------------
                  101 JFK Parkway . Short Hills, NJ 07078

                                                                    news release
                                                         Contact:  Domenick Cama
                                                                            ISBC
                                                                  (973) 924-5105
                                                                 dcama@isbnj.com



Investors Bancorp, Inc. Announces Third Quarter Financial Results


Short Hills, N.J. - (PR NEWSWIRE) - April 27, 2006 - Investors Bancorp, Inc. ("Company"), the holding company for Investors Savings Bank ("Bank"), reported net income of $7.7 million for the three months ended March 31, 2006 compared to a net loss of $29.0 million for the three months ended March 31, 2005. The Company also reported net income of $8.7 million for the nine months ended March 31, 2006 compared to a net loss of $10.1 million for the nine months ended March 31, 2005.

The Company reported basic and diluted earnings of $0.07 per share for the three months ended March 31, 2006. The Company completed its initial public stock offering on October 11, 2005, as a result, earnings per share are not applicable for the other periods presented.

The Company's results of operations for the nine month period ended March 31, 2006 were negatively impacted by a $20.7 million pre-tax charitable contribution expense and positively impacted by the investment of stock subscription proceeds received in its initial public offering. With respect to the prior fiscal year, in March 2005 the Company executed a restructuring transaction in which it repaid $448.0 million in FHLB borrowings and sold approximately $500.0 million of securities with a book yield of 4.00% or less, to fund the repayment of these borrowings. This restructuring transaction resulted in charges to income of $54.0 million before taxes ($35.5 million after taxes) in March 2005, consisting of the losses on prepayment of the borrowings and sale of the securities.

Robert M. Cashill, the Company's President and CEO, commented on the three month results. "While this interest rate environment remains challenging, we are pleased with our success of continuing the transformation of our balance sheet from one more wholesale-oriented to one more retail-oriented." Loans grew to $2.62 billion at March 31, 2006, an increase of 31.2% from June 30, 2005 while deposits grew to $3.29 billion at March 31, 2006, an increase of 1.6% from June 30, 2005. Mr. Cashill went on to say, "The competition for core and non-core deposits in New Jersey from both banks and non-banks remains fierce and will continue to present a challenge for us in 2006."

At March 31, 2006 the Company had total assets, deposits and stockholders' equity of $5.23 billion, $3.29 billion and $893.0 million, respectively.

Comparison of Operating Results

Interest and Dividend Income

Total interest and dividend income increased by $4.2 million, or 7.2%, to $61.9 million for the three months ended March 31, 2006 from $57.7 million for the three months ended March 31, 2005. This increase is primarily due to a 45 basis point increase in the weighted average yield on interest-earning assets to 4.90% for the three months ended March 31, 2006 compared to 4.45% for the three months ended March 31, 2005, partially offset by a $138.1 million, or 2.7% decrease in the average balance of interest-earning assets to $5.05 billion for the three months ended March 31, 2006 from $5.19 billion for the three months ended March 31, 2005.

Interest income on loans increased by $13.6 million, or 69.2%, to $33.2 million for the three months ended March 31, 2006 from $19.6 million for the three months ended March 31, 2005, reflecting a $971.7 million, or 62.5%, increase in the average balance of net loans to $2.53 billion for the three months ended March 31, 2006 from $1.55 billion for the three months ended March 31, 2005. In addition, the average yield on loans increased to 5.25% for the three months ended March 31, 2006 from 5.04% for the three months ended March 31, 2005.

Interest income on all other interest-earning assets, excluding loans, decreased by $9.4 million, or 24.7%, to $28.7 million for the three months ended March 31, 2006 from $38.1 million for the three months ended March 31, 2005. This decrease reflected a $1.11 billion decrease in the average balance of securities and other interest-earning assets, partially offset by a 36 basis point increase in the average yield on securities and other interest-earning assets to 4.56% for the three months ended March 31, 2006 from 4.20% for the three months ended March 31, 2005. The yield on securities was negatively affected in 2005 by the accelerated write-off of premiums on mortgage-backed securities, caused by faster prepayments on the underlying mortgages when compared to 2006.

Total interest and dividend income increased by $10.2 million, or 5.9%, to $181.0 million for the nine months ended March 31, 2006 from $170.9 million for the nine months ended March 31, 2005. This increase is primarily due to a 33 basis point increase in the weighted average yield on interest-earning assets to 4.74% for the nine months ended March 31, 2006 compared to 4.41% for the nine months ended March 31, 2005. This was partially offset by a decrease in the average balance of interest-earning assets of $79.3 million, or 1.5%, to $5.09 billion for the nine months ended March 31, 2006 from $5.17 billion for the nine months ended March 31, 2005.

Interest income on loans increased by $36.0 million, or 67.3%, to $89.6 million for the nine months ended March 31, 2006 from $53.5 million for the nine months ended March 31, 2005, reflecting a $909.1 million, or 64.9%, increase in the average balance of net loans to $2.31 billion for the nine months ended March 31, 2006 from $1.40 billion for the nine months ended March 31, 2005. In addition, the average yield on loans increased to 5.17% for the nine months ended March 31, 2006 from 5.09% for the nine months ended March 31, 2005.

Interest income on all other interest-earning assets, excluding loans, decreased by $25.9 million, or 22.0%, to $91.5 million for the nine months ended March 31, 2006 from $117.3 million for the nine months ended March 31, 2005. This decrease reflected a $988.3 million decrease in the average balance of securities and other interest-earning assets, partially offset by a 24 basis point increase in the average yield on securities and other interest-earning assets to 4.39% for the nine months ended March 31, 2006 from 4.15% for the nine months ended March 31, 2005.

Interest Expense

Total interest expense increased by $2.0 million, or 6.1%, to $34.5 million for the three months ended March 31, 2006 from $32.5 million for the three months ended March 31, 2005. This increase was primarily due to a 57 basis point increase in the weighted average cost of total interest-bearing liabilities to 3.26% for the three months ended March 31, 2006 compared to 2.69% for the three months ended March 31, 2005. This was partially offset by a $604.0 million, or 12.5%, decrease in the average balance of total interest-bearing liabilities to $4.24 billion for the three months ended March 31, 2006 from $4.84 billion for the three months ended March 31, 2005. Consistent with our strategic plan of reducing our reliance on wholesale funding, the average balance of wholesale borrowings decreased by $595.2 million for the three months ended March 31, 2006 compared to the average balance for the 3 months ended March 31, 2005.

The average balance of core deposits (which consist of savings, money market and interest-bearing checking accounts) decreased by $73.8 million to $787.9 million for the three months ended March 31, 2006 from $861.7 million for the three months ended March 31, 2005. Interest expense on interest-bearing checking accounts increased $974,000 to $1.6 million for the three months ended March 31, 2006 from $588,000 for the three months ended March 31, 2005. The increase in interest expense on interest-bearing checking accounts was primarily due to growth of $98.4 million in the average balance of interest-bearing checking accounts to $310.4 million for the three months ended March 31, 2006. In addition, the average cost of interest-bearing checking accounts increased 90 basis points to 2.01% for the three months ended March 31, 2006. This increase in interest-bearing checking expense is attributed to the growth in our recently introduced Investors High Yield Checking Account. Interest expense on certificates of deposit increased $6.3 million to $21.5 million for the three months ended March 31, 2006 from $15.2 million for the three months ended March 31, 2005. The average cost of certificates of deposit increased 97 basis points to 3.51% for the three months ended March 31, 2006 from 2.54% for the three months ended March 31, 2005. In addition, the average balance of certificates of deposit increased by $65.0 million to $2.45 billion for the three months ended March 31, 2006. Interest expense on savings and money market accounts decreased by $75,000 and $451,000, respectively, to $500,000 and $770,000, respectively, for the three months ended March 31, 2006 from $575,000 and $1.2 million, respectively, for the three months ended March 31, 2005. The decrease in interest expense on savings accounts is primarily due to a decrease in the average balance of savings accounts of $35.3 million to $242.6 million for the three months ended March 31, 2006 from $277.9 million for the three months ended March 31, 2005, partially offset by a 1 basis point decrease in the average cost of savings to 0.82% for the three months ended March 31, 2006. While the cost of money market accounts remained consistent at 1.31%, there was a $136.9 million, or 36.8%, decrease in the average balance of money market accounts to $234.9 million for the three months ended March 31, 2006 from $371.8 million for the three months ended March 31, 2005.

Interest expense on borrowed funds decreased by $4.8 million, or 32.0%, to $10.2 million for the three months ended March 31, 2006 from $15.0 million for the three months ended March 31, 2005. The average balance of borrowed funds decreased by $595.2 million or 37.3%, to $1.00 billion for the three months ended March 31, 2006 from $1.60 billion for the three months ended March 31, 2005, which is primarily attributed to the utilization of the proceeds from our initial public stock offering to reduce higher cost wholesale borrowings and the restructuring that took place in March 2005 in which the Company repaid wholesale borrowings. The average cost of borrowed funds increased by 31 basis points to 4.07% for the three months ended March 31, 2006 from 3.76% for the three months ended March 31, 2005.

Total interest expense increased by $4.8 million, or 5.0%, to $101.4 million for the nine months ended March 31, 2006 from $96.5 million for the nine months ended March 31, 2005. This increase was primarily due to a 36 basis point increase in the weighted average cost of total interest-bearing liabilities to 3.03% for the nine months ended March 31, 2006 compared to 2.67% for the nine months ended March 31, 2005. This was partially offset by a $366.1 million, or 7.6%, decrease in the average balance of total interest-bearing liabilities to $4.46 billion for the nine months ended March 31, 2006 from $4.83 billion for the nine months ended March 31, 2005. We reduced the average balance of wholesale borrowings during the nine months ended March 31, 2006 by $471.0 million which was partially offset by an increase in the average balance of interest-bearing deposits for the nine months ended March 31, 2006 of $104.8 million to $3.35 billion.

The average balance of core deposits (which consist of savings, money market and interest-bearing checking accounts) grew by $45.7 million to $935.4 million for the nine months ended March 31, 2006 from $889.7 million for the nine months ended March 31, 2005. Interest expense on savings and interest-bearing checking accounts increased $562,000 and $2.4 million, respectively, to $2.3 million and $4.2 million, respectively, for the nine months ended March 31, 2006 from $1.8 million and $1.8 million, respectively, for the nine months ended March 31, 2005. The increase in interest expense on savings and interest-bearing checking accounts was mainly attributed to growth in the average balances for these product types of $82.2 million and $88.0 million, respectively, to $363.7 million and $301.8 million, respectively, for the nine months ended March 31, 2006. We attribute the growth in the average balances of savings accounts primarily to the stock subscription proceeds held during the subscription period. In addition, the average cost of savings accounts increased 2 basis points to 0.86% and the average cost of interest-bearing checking accounts increased 74 basis points to 1.86% for the nine months ended March 31, 2006. This increase in interest-bearing checking expense is attributed to the growth in our recently introduced Investors High Yield Checking Account. Interest expense on certificates of deposit increased $16.6 million to $59.9 million for the nine months ended March 31, 2006 from $43.3 million for the nine months ended March 31, 2005. The average cost of certificates of deposit increased 85 basis points to 3.30% for the nine months ended March 31, 2006 from 2.45% for the nine months ended March 31, 2005. In addition, the average balance of certificates of deposit increased by $59.1 million to $2.42 billion for the nine months ended March 31, 2006. Interest expense on money market accounts decreased by $1.3 million to $2.7 million for the nine months ended March 31, 2006 from $3.9 million for the nine months ended March 31, 2005. While the cost of money market accounts remained consistent at 1.33%, there was a $124.5 million, or 31.6% decrease in the average balance of money market accounts to $270.0 million for the nine months ended March 31, 2006 from $394.5 million for the nine months ended March 31, 2005.

Interest expense on borrowed funds decreased by $13.4 million, or 29.4%, to $32.2 million for the nine months ended March 31, 2006 from $45.7 million for the nine months ended March 31, 2005. The average balance of borrowed funds decreased by $471.0 million or 29.8%, to $1.11 billion for the nine months ended March 31, 2006 from $1.58 billion for the nine months ended March 31, 2005, which is primarily attributed the utilization of the proceeds from our initial public stock offering to reduce higher cost wholesale borrowings and to the restructuring transaction that took place in March 2005 in which we repaid wholesale borrowings. The average cost of borrowed funds increased by 2 basis points to 3.88% for the nine months ended March 31, 2006 from 3.86% for the nine months ended March 31, 2005.

Net Interest Income

Net interest income increased by $2.2 million, or 8.7%, to $27.4 million for the three months ended March 31, 2006 from $25.2 million for the three months ended March 31, 2005. The increase was caused primarily by a 45 basis point improvement in our yield on interest-earning assets to 4.90% for the three months ended March 31, 2006 from 4.45% for the three months ended March 31, 2005 and a reduction in the average balance of interest-bearing liabilities of $604.0 million, or 12.5%, to $4.24 billion for the three months ended March 31, 2006 from $4.84 billion for the three months ended March 31, 2005. This was partially offset by an increase in our cost of interest-bearing liabilities to 3.26% for the three months ended March 31, 2006 from 2.69% for the three months ended March 31, 2005.

Net interest income increased by $5.3 million, or 7.1%, to $79.7 million for the nine months ended March 31, 2006 from $74.4 million for the nine months ended March 31, 2005. The increase was caused primarily by a 33 basis point improvement in our yield on interest-earning assets to 4.74% for the nine months ended March 31, 2006 from 4.41% for the nine months ended March 31, 2005 and a reduction in the average balance of interest-bearing liabilities of $366.1 million, or 7.6%, to $4.46 billion for the nine months ended March 31, 2006 from $4.83 billion for the nine months ended March 31, 2005. This was partially offset by an increase in our cost of interest-bearing liabilities to 3.03% for the nine months ended March 31, 2006 from 2.67% for the nine months ended March 31, 2005.

Provision for Loan Losses

Our provision for loan losses was $200,000 and $400,000 for the three and nine month periods ended March 31, 2006 and 2005, respectively. There were net charge-offs of $48,000 for the three months ended March 31, 2006 and net recoveries of $77,000 for the nine months ended March 31, 2006. For the three and nine months ended March 31, 2005 there were net charge-offs of $63,000 and $68,000, respectively. The allowance for loan losses increased by $477,000 to $6.2 million at March 31, 2006 from $5.7 million at June 30, 2005. The allowance for loan losses reflects the inherent credit risk in our loan portfolio, the level of our non-performing loans and our charge-off experience.

Our asset quality continues to improve in fiscal 2006. Total non-performing loans, defined as non-accruing loans, decreased by $3.7 million to $4.2 million at March 31, 2006 from $7.9 million at June 30, 2005. The ratio of non-performing loans to total loans was 0.16% at March 31, 2006 compared with 0.40% at June 30, 2005. The allowance for loan losses as a percentage of non-performing loans was 147.77% at March 31, 2006 compared with 72.41% at June 30, 2005. At March 31, 2006 our allowance for loan losses as a percentage of total loans was 0.24%. Future increases in the allowance for loan losses may be necessary based on the growth and change in composition of our loan portfolio.

Other Income (Loss)

Total other income increased by $11.3 million to $1.4 million for the three months ended March 31, 2006 from a loss of $10.0 million for the three months ended March 31, 2005. This increase was largely the result of no net gains or losses on sales of securities during the three months ended March 31, 2006 compared to a net loss on the sale of securities of $10.4 million in the three months ended March 31, 2005 primarily due to the restructuring transaction.

Total other income increased by $7.0 million to $4.0 million for the nine months ended March 31, 2006 from a loss of $3.1 million for the nine months ended March 31, 2005. This increase was largely the result of no net gains or losses on sales of securities during the nine months ended March 31, 2006 compared to net losses on the sale of securities of $9.8 million in the nine months ended March 31, 2005, primarily due to the $10.4 million loss on sale of securities as part of the balance sheet restructuring. This was partially offset by income associated with our bank owned life insurance contract decreasing by $2.6 million to $1.8 million for the nine months ended March 31, 2006 from $4.3 million for the nine months ended March 31, 2005. During the nine months ended March 31, 2005, the Bank received a life insurance death benefit of $3.3 million.

Operating Expenses

Total operating expenses decreased by $41.9 million, or 71.3%, to $16.9 million for the three months ended March 31, 2006 from $58.8 million for the three months ended March 31, 2005. The most significant cause of the decrease was the balance sheet restructuring in which a loss of $43.6 million on the early extinguishment of debt was realized in the three-month period ended March 31, 2005. This decrease was partially offset by an increase in compensation and fringe benefits of $1.4 million, or 15.2%, to $10.7 million for the three months ended March 31, 2006. This increase is primarily due to $439,000 in ESOP expenses recorded during the three months ended March 31, 2006. In addition, the increase also reflects staff additions in our commercial real estate and retail banking areas, as well as normal merit increases and increases in employee benefit costs. Professional fees also increased $75,000, or 24.3%, to $384,000 for the three months ended March 31, 2006 from $309,000 for the three months ended March 31, 2005. This increase is primarily attributed to additional professional fees associated with being a public company.

Total operating expenses decreased by $18.3 million, or 20.7%, to $70.0 million for the nine months ended March 31, 2006 from $88.3 million for the nine months ended March 31, 2005. The decrease is primarily attributed to the balance sheet restructuring in which a loss of $43.6 million on the early extinguishment of debt was realized in the nine-month period ended March 31, 2005, partially offset by the $20.7 million contribution of cash and Company stock made to the Investors Savings Bank Charitable Foundation in the nine-month period ended March 31, 2006 as part of our initial public stock offering. Compensation and fringe benefits increased by $4.6 million, or 17.3%, to $31.3 million for the nine months ended March 31, 2006, of which $1.9 million is attributed to the annual ESOP expense for the calendar year 2005 and the ESOP expense for the first quarter of calendar year 2006. In addition, the increase also reflects staff additions in our commercial real estate and retail banking areas, as well as normal merit increases and increases in employee benefit costs. Office occupancy and equipment also increased by $465,000 to $7.8 million for the nine months ended March 31, 2006 from $7.3 million for the nine months ended March 31, 2005. The principal causes of this increase were the addition of a new branch in March 2005 and normal increases in the cost of operating our branch network. Professional fees also increased $202,000, or 20.6%, to $1.2 million for the nine months ended March 31, 2006 from $981,000 for the nine months ended March 31, 2005. This increase is primarily attributed to additional professional fees associated with being a public company.

Income Taxes

Income tax expense was $4.0 million for the three months ended March 31, 2006, as compared to income tax benefit of $14.8 million for the three months ended March 31, 2005. Our effective tax expense rate was 33.9% for the three months ended March 31, 2006, compared to an effective tax benefit rate of 33.8% for the three months ended March 31, 2005.

Income tax expense was $4.5 million for the nine months ended March 31, 2006, as compared to income tax benefit of $7.3 million for the nine months ended March 31, 2005. Our effective tax expense rate was 33.9% for the nine months ended March 31, 2006, compared to an effective tax benefit rate of 41.9% for the nine months ended March 31, 2005.

Balance Sheet Summary

Total assets increased by $240.1 million, or 4.8%, to $5.23 billion at March 31, 2006 from $4.99 billion at June 30, 2005. This increase was largely the result of the growth in our loan portfolio partially offset by the decrease in our securities portfolio. The cash flow from our securities portfolio is being used to fund our loan growth which is consistent with our strategic plan.

Cash and cash equivalents decreased by $56.8 million, or 69.8%, to $24.5 million at March 31, 2006 from $81.3 million at June 30, 2005. This decrease is a result of utilizing cash to fund loan growth and repay maturing wholesale borrowings.

Securities, both available-for-sale and held-to-maturity, decreased by $330.9 million, or 12.2%, to $2.38 billion at March 31, 2006, from $2.71 billion at June 30, 2005. This decrease is consistent with our strategy to change our mix of assets by reducing the size of our securities portfolio and increasing the size of our loan portfolio. The cash flows from our securities portfolio were used primarily to fund our loan growth.

Net loans, including loans held for sale, increased by $622.1 million, or 31.1%, to $2.62 billion at March 31, 2006 from $2.00 billion at June 30, 2005. The majority of our loan growth was in residential mortgage loans. We originate residential mortgage loans directly and through our mortgage subsidiary, ISB Mortgage Co. In addition, we purchase mortgage loans from correspondent entities including other banks and mortgage bankers. Our agreements with these correspondent entities require them to originate loans that adhere to our underwriting standards. During the nine months ended March 31, 2006 we purchased loans totaling $565.3 million from these entities. We also purchase pools of mortgage loans in the secondary market on a "bulk purchase" basis from several well-established financial institutions. During the nine months ended March 31, 2006, we purchased loans totaling $94.6 million on a "bulk purchase" basis.

Additionally, for the nine months ended March 31, 2006, we originated $28.7 million in multi-family and commercial real estate loans and $65.8 million in construction loans. This is consistent with our strategy of originating multi-family, commercial real estate and construction loans to diversify our loan portfolio.

Deposits increased by $50.8 million, or 1.6%, to $3.29 billion at March 31, 2006 from $3.24 billion at June 30, 2005. The increase is primarily due to an increase in interest-bearing checking and time deposits of $62.0 million and $115.7 million, respectively, partially offset by a decrease in savings and money market accounts of $31.8 million and $99.2 million, respectively. We attribute the increase and shift in deposits to new products being offered and higher rates on our CD's in response to consumer demands.

Borrowed funds decreased $294.5 million, or 22.4%, to $1.02 billion at March 31, 2006 from $1.31 billion at June 30, 2005. This decrease was primarily a result of utilizing the proceeds from the stock offering to reduce higher cost, longer-term wholesale borrowings.

Stockholders' equity increased $485.1 million, or 119.0%, to $893.0 million at March 31, 2006 from $407.8 million at June 30, 2005. The increase in stockholders' equity was primarily due to $525.3 million of capital raised in our initial public stock offering, which was completed on October 11, 2005. This was partially offset by the purchase of 4,254,072 shares for our employee stock ownership plan at a cost of $42.5 million.

Investors Bancorp, Inc. is the holding company for Investors Savings Bank, which operates from its corporate headquarters in Short Hills, New Jersey, and forty-six branch offices located in Essex, Hunterdon, Middlesex, Monmouth, Morris, Ocean, Somerset and Union Counties, New Jersey.

Forward Looking Statements

Certain statements contained herein are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks, as described in our SEC filings, and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operated, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                     INVESTORS BANCORP, INC. AND SUBSIDIARY
                           Consolidated Balance Sheets
                  March 31, 2006 (Unaudited) and June 30, 2005

                                                  March 31,       June 30,
                    Assets                          2006            2005
                                                 -----------     -----------
                                                        (In thousands)
    Cash and cash equivalents                   $    24,539          81,329
    Securities available-for-sale, at
     estimated fair value                           559,128         673,951
    Securities held-to-maturity, net
     (estimated fair value of $1,769,073 and
     $2,032,939 at March 31, 2006 and June 30,
     2005, respectively)                          1,824,780       2,040,882
    Loans receivable, net                         2,616,825       1,993,904
    Loans held-for-sale                               2,607           3,412
    Stock in the Federal Home Loan Bank              55,834          60,688
    Accrued interest receivable                      21,150          18,263
    Office properties and equipment, net             28,272          29,544
    Net deferred tax asset                           20,765          13,128
    Bank owned life insurance contract               78,005          76,229
    Other assets                                        956           1,423
                                                 -----------     -----------
              Total assets                      $ 5,232,861       4,992,753
                                                 ===========     ===========

      Liabilities and Stockholders' Equity

    Liabilities:
      Deposits                                  $ 3,291,215       3,240,420
      Borrowed funds                              1,019,247       1,313,769
      Advance payments by borrowers for
       taxes and insurance                           12,896          10,817
      Other liabilities                              16,527          19,920
                                                 -----------     -----------
              Total liabilities                   4,339,885       4,584,926
                                                 -----------     -----------
    Stockholders' equity:
      Preferred stock, $0.01 par value,
       500,000 authorized shares;
       none issued                                        -               -
      Common stock, $0.01 par value,
       200,000,000 shares authorized; 116,275,688
       issued and outstanding at March 31, 2006,
       and $0.10 par value, 3,000 shares
       authorized; 50 issued and outstanding
       at June 30, 2005                                 532               -
      Additional paid-in capital                    524,751              25
      Unallocated common stock held by the
       employee stock ownership plan                (41,123)              -
      Retained earnings                             419,953         411,219
      Accumulated other comprehensive loss:
        Net unrealized loss on securities
         available for sale, net of tax             (10,036)         (2,316)
        Minimum pension liability, net of tax        (1,101)         (1,101)
                                                 -----------     -----------
                                                    (11,137)         (3,417)
                                                 -----------     -----------
              Total stockholders' equity            892,976         407,827
                                                 -----------     -----------
              Total liabilities and
               stockholders' equity             $ 5,232,861       4,992,753
                                                 ===========     ===========

                     INVESTORS BANCORP, INC. AND SUBSIDIARY
                      Consolidated Statements of Operations
                                   (Unaudited)

                                           For the Three Months    For the Nine Months
                                              Ended March 31,         Ended March 31,
                                           --------------------    --------------------
                                             2006        2005        2006        2005
                                           --------    --------    --------    --------
                                           (Dollars in thousands, except per share data)
Interest and dividend income:
  Loans receivable and loans held-
    for-sale                             $   33,177      19,604      89,554      53,524
  Securities:
    Government-sponsored enterprise
      obligations                             1,341       1,466       5,505       4,155
    Mortgage-backed securities               23,878      35,120      74,542     109,085
    Equity securities available-for-sale        460         464       1,370       1,302
    Municipal bonds and other debt            2,105         344       4,520         994
  Interest-bearing deposits                     184         149       2,675         343
  Repurchase agreements                           -           -         613           -
  Federal Home Loan Bank stock                  756         577       2,247       1,463
                                           --------    --------    --------    --------
      Total interest and dividend income     61,901      57,724     181,026     170,866
                                           --------    --------    --------    --------
Interest expense:
  Deposits                                   24,343      17,551      69,114      50,831
  Secured borrowings                         10,187      14,982      32,246      45,683
                                           --------    --------    --------    --------
      Total interest expense                 34,530      32,533     101,360      96,514
                                           --------    --------    --------    --------
      Net interest income                    27,371      25,191      79,666      74,352
Provision for loan losses                       200         200         400         400
                                           --------    --------    --------    --------
      Net interest income after
        provision for loan losses            27,171      24,991      79,266      73,952
                                           --------    --------    --------    --------
Other income (loss):
  Fees and service charges                      598         559       1,886       1,778
  Increase (decrease) in and death
    benefits on bank owned life
    insurance contract                          646        (361)      1,776       4,333
  Gain on sales of mortgage loans, net           93         136         232         382
  Loss on securities transactions, net            -     (10,352)          -      (9,750)
  Gain on sale of other real estate
    owned, net                                    -           7           5          12
  Other income                                   21          59          62         176
                                           --------    --------    --------    --------
      Total other income                      1,358      (9,952)      3,961      (3,069)
                                           --------    --------    --------    --------
Operating expenses:
  Compensation and fringe benefits           10,696       9,282      31,323      26,693
  Advertising and promotional expense           666         701       1,752       2,161
  Office occupancy and equipment expense      2,528       2,605       7,797       7,332
  Federal insurance premiums                    141         117         359         354
  Stationery, printing, supplies and
    telephone                                   419         361       1,327       1,323
  Legal, audit, accounting, and
    supervisory examination fees                384         309       1,183         981
  Data processing service fees                  910         852       2,726       2,584
  Amortization of premium on deposit
    acquisition                                   -         130           -       1,102
  Loss on early extinguishment of debt            -      43,616           -      43,616
  Contribution to charitable foundation           -           -      20,651           -
  Other operating expenses                    1,113         792       2,900       2,177
                                           --------    --------    --------    --------
      Total operating expenses               16,857      58,765      70,018      88,323
                                           --------    --------    --------    --------
      Income (Loss) before income
        tax expense (benefit)                11,672     (43,726)     13,209     (17,440)
Income tax expense (benefit)                  3,960     (14,770)      4,475      (7,299)
                                           --------    --------    --------    --------
      Net income (loss)                 $     7,712     (28,956)      8,734     (10,141)
                                           ========    ========    ========    ========
Earnings per share - basic and diluted  $      0.07        n/a         n/a         n/a
Weighted average shares outstanding
  - basic and diluted                   112,163,418        n/a         n/a         n/a

                                   INVESTORS BANCORP, INC. AND SUBSIDIARY
                              Average Balance Sheet and Yield/Rate Information
                                 Three months ended March 31, 2006 and 2005

                                                                            For Three Months Ended
                                                 ----------------------------------------------------------------------------
                                                            March 31, 2006                          March 31, 2005
                                                 ------------------------------------    ------------------------------------
                                                   Average                                 Average
                                                 Outstanding    Interest     Average     Outstanding    Interest
                                                   Balance    Earned/Paid  Yield/Rate      Balance    Earned/Paid  Yield/Rate
                                                 -----------  -----------  ----------    -----------  -----------  ----------
                                                                             (Dollars in thousands)
Interest-earning assets:
     Due from banks                              $    21,399  $       184       3.44%    $    16,850  $       149       3.54%
     Securities available-for-sale                   590,557        6,309       4.27%      1,232,448       12,310       4.00%
     Securities held-to-maturity                   1,855,879       21,475       4.63%      2,307,974       25,084       4.35%
     Net loans                                     2,526,027       33,177       5.25%      1,554,336       19,604       5.04%
     Stock in FHLB                                    54,265          756       5.57%         74,592          577       3.09%
                                                 ------------------------                ------------------------
         Total interest-earning assets             5,048,127       61,901       4.90%      5,186,200       57,724       4.45%
                                                              -----------                             -----------
Non-interest earning assets                          136,258                                 139,669
                                                 -----------                             -----------
         Total assets                            $ 5,184,385                             $ 5,325,869
                                                 ===========                             ===========

Interest-bearing Liabilities:
     Savings                                     $   242,607          500       0.82%    $   277,876          575       0.83%
     Interest-bearing checking                       310,379        1,562       2.01%        212,009          588       1.11%
     Money market accounts                           234,939          770       1.31%        371,839        1,221       1.31%
     Certificates of deposit                       2,449,034       21,511       3.51%      2,384,017       15,167       2.54%
     Borrowed funds                                1,000,433       10,187       4.07%      1,595,646       14,982       3.76%
                                                 ------------------------                ------------------------
         Total interest-bearing liabilities        4,237,392       34,530       3.26%      4,841,387       32,533       2.69%
                                                              -----------                             -----------
Non-interest bearing liabilities                      62,264                                  79,111
                                                 -----------                             -----------
         Total liabilities                         4,299,656                               4,920,498

Stockholders' equity                                 884,729                                 405,371
                                                 -----------                             -----------
         Total liabilities and stockholders'
           equity                                $ 5,184,385                             $ 5,325,869
                                                 ===========                             ===========
Net interest income                                           $    27,371                             $    25,191
                                                              ===========                             ===========

Net interest rate spread                                                        1.64%                                   1.76%
                                                                           ==========                              ==========

Net interest earning assets                      $   810,735                             $   344,813
                                                 ===========                             ===========

Net interest margin                                                             2.17%                                   1.94%
                                                                           ==========                              ==========

Ratio of interest-earning assets to total
     interest-bearing liabilities                       1.19 X                                  1.07 X
                                                 ===========                             ===========

                                   INVESTORS BANCORP, INC. AND SUBSIDIARY
                              Average Balance Sheet and Yield/Rate Information
                                  Nine months ended March 31, 2006 and 2005

                                                                            For Nine Months Ended
                                                 ----------------------------------------------------------------------------
                                                            March 31, 2006                          March 31, 2005
                                                 ------------------------------------    ------------------------------------
                                                   Average                                 Average
                                                 Outstanding    Interest     Average     Outstanding    Interest
                                                   Balance    Earned/Paid  Yield/Rate      Balance    Earned/Paid  Yield/Rate
                                                 -----------  -----------  ----------    -----------  -----------  ----------
                                                                             (Dollars in thousands)
Interest-earning assets:
     Due from banks                              $   103,433  $     2,675       3.45%    $    20,916  $       343       2.19%
     Repurchase agreements                            21,849          613       3.74%              -            -           -
     Securities available-for-sale                   624,285       19,809       4.23%      1,326,722       39,160       3.94%
     Securities held-to-maturity                   1,974,576       66,129       4.47%      2,344,685       76,376       4.34%
     Net loans                                     2,310,207       89,553       5.17%      1,401,132       53,524       5.09%
     Stock in FHLB                                    56,909        2,247       5.26%         77,057        1,463       2.53%
                                                 ------------------------                ------------------------
         Total interest-earning assets             5,091,259      181,026       4.74%      5,170,512      170,866       4.41%
                                                              -----------                             -----------
Non-interest earning assets                          135,903                                 142,084
                                                 -----------                             -----------
         Total assets                            $ 5,227,162                             $ 5,312,596
                                                 ===========                             ===========

Interest-bearing Liabilities:
     Savings                                     $   363,670        2,335       0.86%    $   281,437        1,773       0.84%
     Interest-bearing checking                       301,786        4,206       1.86%        213,820        1,799       1.12%
     Money market accounts                           269,985        2,697       1.33%        394,484        3,949       1.33%
     Certificates of deposit                       2,418,144       59,876       3.30%      2,358,996       43,310       2.45%
     Borrowed funds                                1,108,272       32,246       3.88%      1,579,222       45,683       3.86%
                                                 ------------------------                ------------------------
         Total interest-bearing liabilities        4,461,857      101,360       3.03%      4,827,959       96,514       2.67%
                                                              -----------                             -----------
Non-interest bearing liabilities                      60,610                                  75,674
                                                 -----------                             -----------
         Total liabilities                         4,522,467                               4,903,633

Stockholders' equity                                 704,695                                 408,963
                                                 -----------                             -----------
         Total liabilities and stockholders'
           equity                                $ 5,227,162                             $ 5,312,596
                                                 ===========                             ===========

Net interest income                                           $    79,666                             $    74,352
                                                              ===========                             ===========

Net interest rate spread                                                        1.71%                                   1.74%
                                                                           ==========                              ==========

Net interest earning assets                      $   629,402                             $   342,553
                                                 ===========                             ===========

Net interest margin                                                             2.09%                                   1.92%
                                                                           ==========                              ==========

Ratio of interest-earning assets to total
  interest-bearing liabilities                          1.14 X                                  1.07 X
                                                 ===========                             ===========

                      INVESTORS BANCORP, INC. AND SUBSIDIARY
                         Selected Ratios and Other Data

                                            At or For the    At or For the Nine
                                          Three Months Ended    Months Ended
                                               March 31,         March 31,
                                          ------------------ ------------------
                                             2006    2005       2006    2005
                                          ------------------ ------------------

Performance Ratios:
Return on average assets (1) (2)              0.60%   -2.17%     0.22%   -0.25%
Return on average equity (1) (2)              3.49%  -28.57%     1.65%   -3.31%
Interest rate spread                          1.64%    1.76%     1.71%    1.74%
Net interest margin                           2.17%    1.94%     2.09%    1.92%
Efficiency ratio (1) (2)                     58.68%  385.62%    83.73%  123.91%
Non-interest expense to average total
  assets (1) (2)                              1.30%    4.41%     1.79%    2.22%
Average interest-earning assets to
  average interest-bearing liabilities        1.19     1.07      1.14     1.07


Asset Quality Ratios:
Non-performing assets as a percent of
  total assets                                0.08%    0.18%     0.08%    0.18%
Non-performing loans as a percent of
  total loans                                 0.16%    0.51%     0.16%    0.51%
Allowance for loan losses as a percent
  of total loans                              0.24%    0.33%     0.24%    0.33%
Allowance for loan losses as a percent
  of non-performing loans                   147.77%   65.44%   147.77%   65.44%


Capital Ratios:
Total risk-based capital (to risk
  weighted assets) (3)                       28.49%   22.37%    28.49%   22.37%
Tier 1 risk-based capital (to risk
  weighted assets) (3)                       28.22%   22.06%    28.22%   22.06%
Tier 1 leverage (core) capital (to
  adjusted tangible assets) (3)              12.54%    7.57%    12.54%    7.57%
Equity to total assets (period end)          17.06%    8.14%    17.06%    8.14%
Average equity to average assets             17.07%    7.61%    13.48%    7.70%
Tangible capital (to tangible assets)        17.06%    8.11%    17.06%    8.11%


Other Data:
Number of full service offices                  46       46        46       46
Full time equivalent employees                 469      438       469      438

(1) March 2006 nine month results reflect a pre-tax expense of $20.7 million for the charitable contribution made to Investors Savings Bank Charitable Foundation as part of our IPO.
(2) Losses in the three month and nine month period ended March 31, 2005 relate primarily to the March 2005 balance sheet restructuring.
(3) Ratios are for Investors Savings Bank and do not include capital retained at the holding company level.